Diversified Healthcare Trust Second Quarter 2024 Financial Results and Supplemental Information August 1, 2024 Premier Residences of Plantation 8500 W. Sunrise Blvd. Plantation, FL Exhibit 99.2

Q2 2024 2 FINANCIAL RESULTS Diversified Healthcare Trust Announces Second Quarter 2024 Financial Results ........................................................................................ 3 Second Quarter 2024 Highlights ............................................................................................................................................................................ 4 Second Quarter 2024 Results .................................................................................................................................................................................. 5 FINANCIALS Key Financial Data ..................................................................................................................................................................................................... 6 Condensed Consolidated Balance Sheets ............................................................................................................................................................ 7 Condensed Consolidated Statements of Income (Loss) .................................................................................................................................... 8 Condensed Consolidated Statements of Income (Loss) (Additional Data) ..................................................................................................... 9 DEBT AND LEVERAGE Debt Summary ... 10 Debt Maturity Schedule ........................................................................................................................................................................................... 11 Leverage Ratios, Coverage Ratios and Bond Covenants ................................................................................................................................... 12 INVESTMENTS Summary of Capital Expenditures .......................................................................................................................................................................... 13 Redevelopment Information .................................................................................................................................................................................... 14 Property Acquisitions / Dispositions Information Since January 1, 2024 ....................................................................................................... 15 Investments in Unconsolidated Joint Ventures .................................................................................................................................................... 16 PORTFOLIO INFORMATION Portfolio Summary by Geographic Diversification and Property Type ........................................................................................................... 18 Portfolio Summary ..................................................................................................................................................................................................... 19 SHOP Units by Operator .......................................................................................................................................................................................... 20 Senior Living NOI by Manager ................................................................................................................................................................................ 21 Senior Living Results of Operations by Location ................................................................................................................................................. 22 Medical Office and Life Science Portfolio and Same Property - Results of Operations .............................................................................. 23 SHOP Segment and Same Property - Results of Operations ............................................................................................................................ 25 SHOP Segment - Five Star and Other Operator Managed Communities Results of Operations .............................................................. 26 Portfolio Leasing Summary ...................................................................................................................................................................................... 27 Tenants Representing 1% or More of Total Annualized Rental Income ......................................................................................................... 28 Medical Office and Life Science Portfolio Lease Expiration Schedule ............................................................................................................ 29 Non-Segment Lease Expiration Schedule ............................................................................................................................................................. 30 APPENDIX Company Profile and Research Coverage ............................................................................................................................................................ 31 Governance Information........................................................................................................................................................................................... 32 Calculation and Reconciliation of NOI and Cash Basis NOI .............................................................................................................................. 33 Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment ....... 34 Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre ............................................................................................ 35 Calculation and Reconciliation of FFO, Normalized FFO and CAD ................................................................................................................. 36 Non-GAAP Financial Measures and Certain Definitions .................................................................................................................................... 38 WARNING CONCERNING FORWARD-LOOKING STATEMENTS ........................................................................................................................................................................ 43 Table of Contents All amounts in this presentation are unaudited. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this document. Trading Symbols: Common Shares: DHC Senior Unsecured Notes due 2042: DHCNI Senior Unsecured Notes due 2046: DHCNL Investor Relations Contact: Kevin Brady, Director (617) 796-8234 ir@dhcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634

Q2 2024 3 "In the second quarter, DHC exceeded expectations for normalized FFO due to revenue growth and expense management. These results were supported by a 27% year over year increase in SHOP same property NOI and occupancy and rent growths. Within our Medical Office and Life Science Portfolio, we achieved a 12% increase in weighted average rental rates on over 100,000 square feet of leasing, which marks our fourth consecutive quarter of double digit rent growth. With continued favorable SHOP industry trends, we are well positioned to execute on our priorities for the remainder of the year. We remain focused on achieving our SHOP NOI growth target for 2024, as well as strengthening our capital and liquidity profile." Christopher Bilotto, President and Chief Executive Officer Diversified Healthcare Trust Announces Second Quarter 2024 Financial Results RETURN TO TABLE OF CONTENTS Newton, MA (August 1, 2024): Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended June 30, 2024. Distribution On July 11, 2024, DHC declared a quarterly distribution on its common shares of $0.01 per share to shareholders of record as of the close of business on July 22, 2024. This distribution will be paid on or about August 15, 2024. Conference Call A conference call to discuss DHC's second quarter 2024 financial results will be held on Friday, August 2, 2024 at 1:00 p.m. Eastern Time. The conference call may be accessed by dialing (877) 329-4297 or (412) 317-5435 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 7789230. A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, at www.dhcreit.com. The archived webcast will be available for replay on DHC's website after the call. The transcription, recording and retransmission in any way of DHC's second quarter conference call are strictly prohibited without the prior written consent of DHC. About Diversified Healthcare Trust DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of June 30, 2024, DHC’s approximately $7.2 billion portfolio included 370 properties in 36 states and Washington, D.C., occupied by approximately 500 tenants, and totaling approximately 8.4 million square feet of life science and medical office properties and more than 27,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of June 30, 2024 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. DHC is headquartered in Newton, MA. For more information, visit www.dhcreit.com.

Q2 2024 4 Financial Results Second Quarter 2024 Highlights RETURN TO TABLE OF CONTENTS Operating Update Liquidity, Financing and Investing Activities • Net loss of $97.9 million, or $0.41 per share. • Normalized FFO of $6.8 million, or $0.03 per share. • Leased 101,047 square feet in DHC's Medical Office and Life Science Portfolio at weighted average rents that were 12.1% higher than prior rents for the same space. • Year over year second quarter SHOP occupancy increased 120 basis points to 79.0% and average monthly rates increased by 6.1%, resulting in an 8.3% increase in SHOP revenues. • Consolidated SHOP NOI increased 17.3% sequentially to $29.0 million, including a margin increase of 140 basis points. • Approximately $270.1 million of cash and cash equivalents and restricted cash. • Executed a $120.0 million CMBS financing, secured by eight properties, which matures in 2034. ◦ $60.0 million of proceeds were used to partially redeem DHC's then outstanding $500.0 million senior unsecured notes due 2025. • Sold one property for $4.2 million in June and two properties for $21.3 million in July. DHC is currently under agreements to sell one property for estimated proceeds of $5.5 million. Same Property Cash Basis NOI For the Three Months Ended (dollars in thousands) June 30, 2024 March 31, 2024 Change June 30, 2023 Change Medical Office and Life Science Portfolio $ 30,784 $ 30,544 0.8% $ 31,954 (3.7) % SHOP $ 30,378 $ 25,908 17.3% $ 23,963 26.8 % Consolidated $ 68,817 $ 64,087 7.4% $ 63,305 8.7 % As of and for the three months ended June 30, 2024, unless otherwise noted

Q2 2024 5 Second Quarter 2024 Results RETURN TO TABLE OF CONTENTS For the Three Months Ended Financial Results June 30, 2024 March 31, 2024 Change June 30, 2023 Change Net loss $ (97,861) $ (86,259) (13.5) % $ (72,571) (34.8) % Net loss per share $ (0.41) $ (0.36) (13.9) % $ (0.30) (36.7) % Normalized FFO $ 6,830 $ 3,523 93.9% $ 12,133 (43.7) % Normalized FFO per share $ 0.03 $ 0.01 200.0% $ 0.05 (40.0) % Adjusted EBITDAre $ 68,895 $ 64,060 7.5% $ 62,136 10.9 % As of and For the Three Months Ended June 30, 2024 March 31, 2024 Basis Point Change June 30, 2023 Basis Point Change Occupancy Medical Office and Life Science Portfolio 81.5% 82.9% (140) 85.8% (430) SHOP 79.0% 78.9% 10 77.8% 120 Same Property Occupancy Medical Office and Life Science Portfolio 87.4% 90.1% (270) 94.0% (660) SHOP 79.6% 79.4% 20 78.0% 160 (dollars in thousands, except per share data)

Key Financial Data

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Selected Balance Sheet Data:					
Total gross assets	$ 7,440,385	$ 7,410,364	$ 7,466,979	$ 7,496,204	$ 7,493,885
Total assets	$ 5,333,447	$ 5,348,037	$ 5,446,136	$ 5,530,256	$ 5,585,475
Total liabilities	$ 3,184,133	$ 3,099,334	$ 3,109,245	$ 3,088,730	$ 3,076,086
Total equity	$ 2,149,314	$ 2,248,703	$ 2,336,891	$ 2,441,526	$ 2,509,389
Selected Income Statement Data:					
Total revenues	$ 371,392	$ 370,776	$ 361,535	$ 356,524	$ 346,219
Net loss	$ (97,861)	$ (86,259)	$ (102,564)	$ (65,779)	$ (72,571)
NOI	$ 67,327	$ 63,172	$ 58,124	$ 58,092	$ 59,991
Adjusted EBITDA*re*	$ 68,895	$ 64,060	$ 59,189	$ 58,809	$ 62,136
FFO	$ 14,563	$ 2,588	$ 5,645	$ 4,670	$ 6,090
Normalized FFO	$ 6,830	$ 3,523	$ 8,079	$ 8,346	$ 12,133
CAD	$ (5,766)	$ 2,411	$ (45,006)	$ (33,586)	$ (13,317)
Rolling four quarter CAD	$ (81,947)	$ (89,498)	$ (112,582)	$ (114,165)	$ (127,839)
Per Share Data (basic and diluted):					
Net loss	$ (0.41)	$ (0.36)	$ (0.43)	$ (0.28)	$ (0.30)
FFO	$ 0.06	$ 0.01	$ 0.02	$ 0.02	$ 0.03
Normalized FFO	$ 0.03	$ 0.01	$ 0.03	$ 0.03	$ 0.05
CAD	$ (0.02)	$ 0.01	$ (0.19)	$ (0.14)	$ (0.06)
Rolling four quarter CAD	$ (0.34)	$ (0.38)	$ (0.48)	$ (0.49)	$ (0.55)
Dividends:					
Annualized dividend declared per common share	$ 0.04	$ 0.04	$ 0.04	$ 0.04	$ 0.04
Annualized dividend yield (at end of period)	1.3 %	1.6 %	1.1 %	2.1 %	1.8 %
Normalized FFO payout ratio	33.3 %	100.0 %	33.3 %	33.3 %	20.0 %
CAD payout ratio	(50.0)%	100.0 %	(5.3)%	(7.1)%	(16.7)%
Rolling four quarter CAD payout ratio	(11.8)%	(10.5)%	(8.3)%	(8.2)%	(7.3)%


Morningside of Charlottesville
491 Crestwood Drive
Charlottesville, VA

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Q2 2024 6

Q2 2024 7 June 30, 2024 December 31, 2023 Assets Real estate properties: Land $ 635,792 $ 652,977 Buildings and improvements 6,126,130 6,165,490 Total real estate properties, gross 6,761,922 6,818,467 Accumulated depreciation (2,106,938) (2,020,843) Total real estate properties, net 4,654,984 4,797,624 Investments in unconsolidated joint ventures 108,806 129,916 Assets of properties held for sale 43,969 9,447 Cash and cash equivalents 265,563 245,939 Restricted cash 4,522 1,022 Equity method investment 24,905 — Acquired real estate leases and other intangible assets, net 29,658 33,948 Other assets, net 201,040 228,240 Total assets $ 5,333,447 $ 5,446,136 Liabilities and Shareholders' Equity Senior secured notes, net $ 776,262 $ 731,211 Senior unsecured notes, net 2,015,093 2,072,618 Secured debt and finance leases, net 128,560 13,020 Liabilities of properties held for sale 581 32 Accrued interest 23,227 22,847 Other liabilities 240,410 269,517 Total liabilities 3,184,133 3,109,245 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 240,619,470 and 240,423,898 shares issued and outstanding, respectively 2,406 2,405 Additional paid in capital 4,619,846 4,618,470 Cumulative net income 1,594,158 1,778,278 Cumulative other comprehensive loss (26) — Cumulative distributions (4,067,070) (4,062,262) Total shareholders' equity 2,149,314 2,336,891 Total liabilities and shareholders' equity $ 5,333,447 $ 5,446,136 Condensed Consolidated Balance Sheets (dollars in thousands, except share data) RETURN TO TABLE OF CONTENTS 4 Maguire Road Lexington, MA

Q2 2024 8 For the Three Months Ended June 30, For the Six Months Ended June 30, 2024 2023 2024 2023 Revenues: Rental income $ 62,870 $ 61,373 $ 125,520 $ 127,811 Residents fees and services 308,522 284,846 616,648 564,438 Total revenues 371,392 346,219 742,168 692,249 Expenses: Property operating expenses 304,065 286,228 611,669 572,308 Depreciation and amortization 68,357 68,394 138,490 133,194 General and administrative 6,262 7,284 13,830 13,157 Acquisition and certain other transaction related costs 1,826 6,043 1,912 6,136 Impairment of assets 6,545 11,299 18,687 17,224 Total expenses 387,055 379,248 784,588 742,019 (Loss) gain on sale of properties (13,213) — (19,087) 1,233 Gains and losses on equity securities, net — — — 8,126 Interest and other income 2,403 5,134 4,640 9,329 Interest expense (including net amortization of debt discounts, premiums and issuance costs of $25,591, $2,249, $50,454 and $4,323, respectively) (58,702) (47,384) (116,278) (95,164) Loss on modification or early extinguishment of debt (209) — (209) (1,075) Loss before income tax expense and equity in net (losses) earnings of investees (85,384) (75,279) (173,354) (127,321) Income tax expense (170) (221) (357) (190) Equity in net (losses) earnings of investees (12,307) 2,929 (10,409) 2,282 Net loss $ (97,861) $ (72,571) $ (184,120) $ (125,229) Weighted average common shares outstanding (basic and diluted) 239,326 238,682 239,259 238,636 Per common share data (basic and diluted): Net loss $ (0.41) $ (0.30) $ (0.77) $ (0.52) Condensed Consolidated Statements of Income (Loss) RETURN TO TABLE OF CONTENTS (amounts in thousands, except per share data) The Remington Club 16925 Hierba Drive San Diego, CA

Q2 2024 9 For the Three Months Ended June 30, For the Six Months Ended June 30, 2024 2023 2024 2023 Additional Data: General and administrative expenses / total assets (at end of period) 0.1% 0.1% 0.3% 0.2 % Business management incentive fees included in general and administrative expenses $ (849) $ — $ — $ — Non-cash straight line rent adjustments included in rental income $ 656 $ (4,457) $ 947 $ (2,009) Lease value amortization included in rental income $ (29) $ (25) $ (57) $ 286 Lease termination fees included in rental income $ — $ 2,183 $ 203 $ 2,487 Non-cash share based compensation $ 940 $ 565 $ 1,498 $ 834 Non-cash amortization included in property operating expenses $ 199 $ 199 $ 398 $ 398 Non-cash amortization included in general and administrative expenses $ 743 $ 743 $ 1,487 $ 1,487 Condensed Consolidated Statements of Income (Loss) (Additional Data) (dollars in thousands) RETURN TO TABLE OF CONTENTS

Debt Summary

DIVERSIFIED HEALTHCARE TRUST

As of June 30, 2024

(dollars and sq. ft. in thousands)

	Coupon Rate	Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2025 [1][2]	9.750%	9.750%	$ 440,000	6/15/2025	$ 440,000	1.0
Senior unsecured notes due 2028	4.750%	4.966%	500,000	2/15/2028	500,000	3.6
Senior unsecured notes due 2031 [2]	4.375%	4.375%	500,000	3/1/2031	500,000	6.7
Senior unsecured notes due 2042	5.625%	5.625%	350,000	8/1/2042	350,000	18.1
Senior unsecured notes due 2046	6.250%	6.250%	250,000	2/1/2046	250,000	21.6
Weighted average rate / total unsecured fixed rate debt	**6.070%**	**6.123%**	**2,040,000**		**2,040,000**	**8.5**
Secured Fixed Rate Debt:						
Senior secured notes due 2026 [2][3][4][5]	0.000%	0.000%	940,534	1/15/2026	940,534	1.5
Finance leases - 2 properties	7.700%	7.700%	3,140	4/30/2026	155	1.8
Mortgage - secured by eight properties [6]	6.864%	6.864%	120,000	6/11/2034	120,000	10.0
Mortgage - secured by one property	6.444%	6.444%	8,294	7/6/2043	70	19.0
Weighted average rate / total secured fixed rate debt	**0.841%**	**0.841%**	**1,071,968**		**1,060,759**	**1.3**
Weighted average rate / total debt	**4.269%**	**4.304%**	**$ 3,111,968**		**$ 3,100,759**	**6.0**

(1) DHC has the option to redeem all or a portion of its senior unsecured notes due 2025 at any time at a set redemption price, which, as of June 15, 2024, equaled 100% of the principal amount to be redeemed.

(2) As of June 30, 2024, all of DHC's senior unsecured notes due 2025 and senior unsecured notes due 2031 were fully and unconditionally guaranteed, on a joint, several and senior unsecured basis, by all of DHC's subsidiaries except certain excluded subsidiaries, and all of DHC's senior secured notes due 2026 were fully and unconditionally guaranteed, on a joint, several and senior secured basis, by certain of DHC's subsidiaries, and on a joint, several and unsecured basis, by DHC's other subsidiaries, except for certain excluded subsidiaries. The senior secured notes and the related guarantees on a senior secured basis are secured by a first priority lien and security interest in each of the collateral properties and 100% of the equity interests in each of the collateral guarantors. The notes and the guarantees (other than the senior secured notes and the related guarantees on a senior secured basis) are effectively subordinated to all of DHC's and the subsidiary guarantors' secured indebtedness, respectively, to the extent of the value of the applicable collateral, and the notes and the related guarantees are structurally subordinated to all indebtedness and other liabilities and any preferred equity of DHC's subsidiaries that do not guarantee the notes.

(3) No cash interest will accrue on these senior secured notes prior to maturity. The accreted value of these senior secured notes will increase at a rate of 11.25% per annum compounded semiannually on January 15 and July 15 of each year, such that the accreted value will equal the principal amount at maturity.

(4) Summary information of the properties securing these senior notes are as follows as of June 30, 2024:
- Properties: 95 (63 Medical Office/Life Science; 22 triple net leased senior living; 10 triple net leased wellness centers)
- Sq. Ft. / Units: 5,788 sq. ft. / 1,529 units
- Q2 2024 NOI: $27,571
- Gross book value of real estate assets: $1,611,517
- Occupancy (Medical Office and Life Science Portfolio): 90.1%
- Rent coverage (triple net senior living and wellness centers): 1.86x
- Weighted average lease term: 6.8 years

(5) DHC has a one-time option to extend the maturity date of these senior secured notes by one year, to January 15, 2027, subject to satisfaction of certain conditions and payment of an extension fee. If DHC exercises this option, interest payments will be due semiannually during the extension period at an initial interest rate of 11.25% with increases of 50 basis points every 90 days these senior secured notes remain outstanding.

(6) In May 2024, DHC executed a $120.0 million fixed rate, interest only mortgage loan secured by eight properties.

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Q2 2024 11 $440,000 $500,000 $500,000 $600,000 $600 $1,971 $941,412 $280 $299 $319 $340 $363 $387 $125,997 Unsecured Fixed Rate Debt Secured Fixed Rate Debt 2024 2025 2026 2027 2028 2029 2030 2031 2032 Thereafter $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 Debt Maturity Schedule (1) RETURN TO TABLE OF CONTENTS (dollars in thousands) As of June 30, 2024 (1) Includes $3,140 of finance lease obligations due through April 2026. (2) DHC has a one-time option to extend the maturity date of its $940,534 senior secured notes due 2026 by one year, to January 15, 2027, subject to satisfaction of certain conditions and payment of an extension fee. If DHC exercises this option, interest payments will be due semiannually during the extension period at an initial interest rate of 11.25% with increases of 50 basis points every 90 days these senior secured notes remain outstanding. (2)

Leverage Ratios, Coverage Ratios and Bond Covenants

DIVERSIFIED HEALTHCARE TRUST

	As of and For the Three Months Ended				
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Leverage Ratios:					
Net debt / total gross assets	38.3%	38.4%	37.6%	33.8%	32.8%
Net debt / gross book value of real estate assets	39.5%	39.5%	38.9%	35.3%	34.5%
Secured debt / total assets	20.1%	17.8%	17.5%	8.4%	8.3%
Variable rate debt / net debt	—%	—%	—%	17.7%	18.3%
Coverage Ratios:					
Net debt / annualized Adjusted EBITDA*re*	10.2x	10.8x	12.3x	10.6x	9.8x
Adjusted EBITDA*re* / interest expense	1.2x	1.1x	1.2x	1.2x	1.3x

	As of and For the Trailing Twelve Months Ended				
	6/30/2024	3/31/2023	12/31/2023	9/30/2023	6/30/2023
Bond Covenants:					
Maintenance Covenant					
Total unencumbered assets / unsecured debt - required minimum 150.0%	267.5%	271.2%	274.5%	261.4%	264.4%
Incurrence Covenants					
Total debt / adjusted total assets - allowable maximum 60.0%	41.2%	40.6%	40.3%	37.0%	37.0%
Secured debt / adjusted total assets - allowable maximum 40.0%	14.2%	12.7%	12.6%	6.1%	6.1%
Consolidated income available for debt service / debt service - required minimum 1.50x [1][2]	1.76x	1.64x	1.64x	1.17x	1.08x


1145 19th Street NW
Washington, D.C.

(1) As of June 30, 2024, DHC's ratio of consolidated income available for debt service to debt service is presented on a pro forma basis to reflect the proceeds from the $120.0 million mortgage loan executed in May 2024 with a maturity date in June 2034. DHC used $60.0 million of net proceeds from this loan to partially redeem its then outstanding $500.0 million senior notes due 2025.

(2) Beginning with the December 31, 2023 period, DHC's ratio of consolidated income available for debt service to debt service is presented on a pro forma basis to reflect the proceeds from the issuance of $940.5 million of zero coupon senior secured notes due 2026. DHC used the net proceeds from this issuance to repay in full its then existing $450.0 million secured credit facility and to redeem $250.0 million of its senior notes due 2024.

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Q2 2024 12

Summary of Capital Expenditures

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended				
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Medical Office and Life Science Portfolio:					
Lease related costs	$ 6,409	$ 6,029	$ 13,349	$ 8,689	$ 9,284
Building improvements	1,852	919	5,531	4,036	2,561
Recurring capital expenditures - Medical Office and Life Science Portfolio	8,261	6,948	18,880	12,725	11,845
SHOP fixed assets and capital improvements	21,623	10,091	32,952	25,978	18,407
Wellness centers lease related costs	4,591	6,923	4,928	3,909	884
Total recurring capital expenditures	$ 34,475	$ 23,962	$ 56,760	$ 42,612	$ 31,136
Medical Office and Life Science Portfolio avg. sq. ft. during period	8,442	8,710	8,710	8,803	8,803
SHOP avg. units managed during period	25,225	25,256	25,256	25,312	25,325
Medical Office and Life Science Portfolio building improvements per avg. sq. ft. during period	$ 0.22	$ 0.11	$ 0.64	$ 0.46	$ 0.29
SHOP fixed assets and capital improvements per avg. unit managed during period	$ 857	$ 400	$ 1,305	$ 1,026	$ 727
Development, redevelopment and other activities - Medical Office and Life Science Portfolio	$ 1,112	$ 713	$ 120	$ 2,410	$ 4,792
Development, redevelopment and other activities - SHOP	5,705	1,189	22,559	23,020	20,405
Total development, redevelopment and other activities	$ 6,817	$ 1,902	$ 22,679	$ 25,430	$ 25,197
Capital expenditures by segment:					
Medical Office and Life Science Portfolio	$ 9,373	$ 7,661	$ 19,000	$ 15,135	$ 16,637
SHOP	27,328	11,280	55,511	48,998	38,812
Wellness centers	4,591	6,923	4,928	3,909	884
Total capital expenditures	$ 41,292	$ 25,864	$ 79,439	$ 68,042	$ 56,333

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Q2 2024 13

Q2 2024 14 DHC does not have any significant ongoing redevelopments as of June 30, 2024. (1) Reflects units prior to redevelopment. Redevelopment Information (dollars in millions) RETURN TO TABLE OF CONTENTS Medical Office and Life Science Portfolio As of June 30, 2024 Project Location Type of Property Number of Units (1) Estimated Project Costs Total Costs Incurred as of June 30, 2024 Estimated Completion Date Pueblo Norte Senior Living Scottsdale, AZ IL/AL 197 $ 26.6 $ 15.9 Q2 2025 Five Star Premier Residences of Teaneck Teaneck, NJ IL/AL 218 10.3 10.2 Q3 2024 23 refresh projects Various IL/AL/MC 3,873 25.0 0.2 Q4 2024 $ 61.9 $ 26.3 SHOP

Q2 2024 15 Property Acquisitions / Dispositions Information Since January 1, 2024 Acquisitions: DHC has not acquired any properties since January 1, 2024. Dispositions: Date Sold Location Type of Property Number of Properties Gross Sales Price 3/28/2024 Phoenix, AZ Medical Office 1 $ 3,600 6/3/2024 Irving, TX Medical Office 1 4,200 7/22/2024 Buffalo Grove, IL Medical Office 1 6,175 7/31/2024 Eagan, MN Medical Office 1 15,100 Total Dispositions 4 $ 29,075 RETURN TO TABLE OF CONTENTS (dollars in thousands)

Investments in Unconsolidated Joint Ventures (1)

DIVERSIFIED HEALTHCARE TRUST

As of June 30, 2024
(dollars in thousands)

Investments in Unconsolidated Joint Ventures

Joint Venture	Location	Type of Property	Number of Properties	Square Feet	Occupancy	Weighted Average Lease Term	DHC Ownership	DHC Carrying Value of Investment	Three Months Ended June 30, 2024: Joint Venture FFO	Three Months Ended June 30, 2024: Joint Venture EBITDAre
Seaport Innovation LLC	Boston, MA	Life Science	1	1,134,479	100%	4.6 years	10%	$ 64,223	$ 14,845	$ 20,469
The LSMD Fund REIT LLC	Various	Medical Office / Life Science	10	1,068,763	97%	6.0 years	20%	44,583	2,811	9,125
Total / Weighted Average			11	2,203,242	98%	5.1 years		$ 108,806	$ 17,656	$ 29,594

Unconsolidated Debt

Joint Venture	Secured Debt (2)	Coupon Rate	Maturity Date	Principal Balance (3)	DHC Ownership	DHC Share of Principal Balance (4)
Seaport Innovation LLC	Fixed Rate - 1 Property (5)	3.530%	11/6/2028	$ 620,000	10%	$ 62,000
The LSMD Fund REIT LLC	Fixed Rate - 9 Properties	3.457%	2/11/2032	189,800	20%	37,960
The LSMD Fund REIT LLC	Floating Rate - 1 Property (6)	6.380%	2/9/2025	266,825	20%	53,365
Total / Weighted Average		4.223%		$ 1,076,625		$ 153,325

(1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website.
(2) The mortgage loans require interest-only payments until the respective maturity dates.
(3) Reflects the entire balance of the debt secured by the properties. DHC continues to provide certain guarantees on the debt secured by the Seaport Innovation LLC property. The debt secured by The LSMD Fund REIT LLC properties is non-recourse to DHC.
(4) Reflects DHC's proportionate share of the principal debt balances based on its ownership percentage of the joint ventures.
(5) This mortgage loan requires interest only payments until the anticipated repayment date on August 6, 2026, at which time all accrued and unpaid interest along with the principal balance of $620.0 million is expected to be repaid. This mortgage loan matures on November 6, 2028 and any unpaid principal from the anticipated repayment date through the maturity date bears interest at a variable rate of the greater of 6.53% or the then effective U.S. swap rate for the swap terminating on the maturity date plus 5.00%.
(6) This mortgage loan matures on February 9, 2025 and requires interest to be paid at SOFR plus a premium of 1.90%. The joint venture has also purchased an interest rate cap through February 2025 with a SOFR strike rate equal to 4.48%. The maturity date of this mortgage loan is subject to two remaining one-year extension options.

RETURN TO TABLE OF CONTENTS Q2 2024 16

Q2 2024 17 Investments in Unconsolidated Joint Ventures (continued) (1) (dollars in thousands) RETURN TO TABLE OF CONTENTS As of June 30, 2024 (1) DHC's property list, including properties owned by these unconsolidated joint ventures, is available on DHC's website. (2) Based on the aggregate annualized rental income of DHC's unconsolidated joint ventures. A nn ua liz ed R en ta l I nc om e Seaport Innovation LLC The LSMD Fund REIT LLC 2024 2025 2026 2027 2028 2029 2030 and thereafter $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000 Unconsolidated Joint Ventures Lease Expiration Schedule Number of Leases Expiring 6 18 11 7 13 12 32 % of Total Annualized Rental Income Expiring 0.6% 4.0% 2.9% 0.9% 63.3% 6.6% 21.7% Major Tenants of Unconsolidated Joint Ventures Joint Venture Tenant % of Annualized Rental Income of Joint Ventures Seaport Innovation LLC Vertex Pharmaceuticals Inc. 61.7% The LSMD Fund REIT LLC Cedars-Sinai Medical Center 11.7% The LSMD Fund REIT LLC Seattle Genetics, Inc. 3.1% The LSMD Fund REIT LLC Complete Genomics, Inc. 2.1% The LSMD Fund REIT LLC Stryker Corporation 2.0% Life Science: 72% Medical Office: 28% Property Type (2) MA: 66% CA: 24% TX: 4% WA: 3% NY: 3% Geographic Diversification (2)

Q2 2024 18 FL: 10% CA: 9% TX: 9% GA: 7% NC: 4% MD: 4% WI: 4% VA: 4% IN: 4% IL: 4% 26 Other States + D.C.: 41% (based on Gross Book Value of Real Estate Assets as of June 30, 2024) (1) Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community. (2) Memory care communities are classified as assisted living communities. Portfolio Summary by Geographic Diversification and Property Type Geographic Diversification RETURN TO TABLE OF CONTENTS Assisted Living: 19% Independent Living: 30% SNFs: 2% Life Science: 15% Medical Office: 30% Wellness Centers: 4% Property Type(1) (2) (based on Q2 2024 NOI)

Q2 2024 19 Portfolio Summary RETURN TO TABLE OF CONTENTS (dollars in thousands, except investment per square foot or unit) As of June 30, 2024 Number of Properties Square Feet or Number of Units Gross Book Value of Real Estate Assets % of Total Gross Book Value of Real Estate Assets Investment Per Square Foot or Unit % of Q2 2024 Total Revenues % of Q2 2024 Total NOI Q2 2024 Q2 2024 Revenues NOI Life science 23 2,562,464 $ 785,122 10.9% $ 306 $ 16,604 4.5% $ 9,831 14.6 % Medical office 78 5,834,481 1,453,863 20.2% $ 249 37,951 10.2% 20,442 30.4 % Subtotal Medical Office and Life Science Portfolio 101 8,396,945 sq. ft. 2,238,985 31.1% $ 267 54,555 14.7% 30,273 45.0 % SHOP 232 25,230 units 4,557,303 63.3% $ 180,630 308,522 83.1% 28,984 43.0 % Triple net leased senior living communities 27 2,062 units 202,766 2.8% $ 98,335 5,234 1.4% 5,233 7.8 % Wellness centers 10 812,000 sq. ft. 199,007 2.8% $ 245 3,081 0.8% 2,837 4.2 % Total 370 $ 7,198,061 100.0% $ 371,392 100.0% $ 67,327 100.0%

Q2 2024 20 SHOP Units by Operator RETURN TO TABLE OF CONTENTS Unit Count as of June 30, 2024 Manager Location Number of Properties (1) Assisted Living Independent Living and Active Adult Memory Care Skilled Nursing Total Five Star Senior Living Various (28 States) 119 6,459 9,640 1,555 — 17,654 Oaks-Caravita Senior Care GA/SC 26 1,061 40 314 — 1,415 Phoenix Senior Living AL/AR/KY/MO/ NC/SC 23 961 147 214 164 1,486 Charter Senior Living (2) FL/MD/TN/VA/IL/ WI 30 1,338 — 422 — 1,760 Stellar Senior Living CO/TX/WY 10 — 177 — 917 1,094 Northstar Senior Living AZ/CA 7 121 — 297 — 418 Navion Senior Solutions SC 5 213 — 25 — 238 Life Care Services DE 3 73 194 12 238 517 Oaks Senior Living GA 3 159 — 105 — 264 IntegraCare Senior Living PA 2 113 — 33 — 146 Omega Senior Living NE 1 69 — — — 69 The RMR Group TX 1 — 169 — — 169 Total 230 10,567 10,367 2,977 1,319 25,230 % of Total 41.9% 41.1% 11.8% 5.2% 100% (1) Excludes two closed senior living communities. (2) DHC terminated its management agreement with Cedarhurst Senior Living in March 2024, and transitioned five communities located in Wisconsin and eight communities located in Illinois to Charter Senior Living on April 1, 2024 and May 1, 2024, respectively.

Q2 2024 21 Senior Living NOI by Manager RETURN TO TABLE OF CONTENTS Q2 2024 NOI Manager Number of Properties SHOP Triple Net Leased Senior Living Communities Total NOI % of Total Q2 2024 NOI (1) Five Star Senior Living 119 $ 23,659 $ — $ 23,659 69.1% Phoenix Senior Living 23 2,556 — 2,556 7.5% Stellar Senior Living 14 1,251 1,048 2,299 6.7% Brookdale Senior Living 18 — 2,026 2,026 5.9% Charter Senior Living (2) 30 1,388 — 1,388 4.1% Stratford Retirement 1 — 1,149 1,149 3.4% Oaks Senior Living 3 1,011 — 1,011 3.0% Northstar Senior Living 7 743 — 743 2.2% Navion Senior Solutions 5 537 — 537 1.6% Covenant Care 1 — 508 508 1.5% Remaining 38 (2,161) 502 (1,659) (5.0)% Total 259 $ 28,984 $ 5,233 $ 34,217 100.0% (1) Percentage calculated based on total Q2 2024 NOI for SHOP and triple net leased senior living communities. (2) DHC terminated its management agreement with Cedarhurst Senior Living in March 2024, and transitioned five communities located in Wisconsin and eight communities located in Illinois to Charter Senior Living on April 1, 2024 and May 1, 2024, respectively. (dollars in thousands)

Senior Living Results of Operations by Location

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands, except average monthly rate)

As of and For the Three Months Ended

		NOI				Occupancy			Average Monthly Rate		
Markets	Number of Properties	6/30/2024	%	6/30/2023	Change	6/30/2024	6/30/2023	Basis Point Change	6/30/2024	6/30/2023	Change
Primary	84	$ 13,651	47.1%	$ 12,275	11.2 %	78.1%	76.4%	170	$ 5,291	$ 4,981	6.2 %
Secondary	63	6,774	23.4%	4,326	56.6 %	78.1%	77.5%	60	$ 4,889	$ 4,594	6.4 %
Other	85	8,559	29.5%	6,286	36.2 %	81.5%	80.6%	90	$ 5,178	$ 4,811	7.6 %
Total / Average SHOP	232	$ 28,984	100.0%	$ 22,887	26.6 %	79.0%	77.8%	120	$ 5,161	$ 4,862	6.1 %

		Q2 2024 NOI			
Core-Based Statistical Areas	Number of Properties	SHOP	Triple Net Leased Senior Living Communities	Total NOI	% of Total Q2 2024 NOI
Washington, DC	6	$ 2,159	$ —	$ 2,159	6.3%
Tampa, FL	2	1,738	—	1,738	5.1%
Miami, FL	10	1,737	—	1,737	5.1%
Baltimore, MD	4	1,684	—	1,684	4.9%
New York, NY	4	1,454	—	1,454	4.2%
Knoxville, TN	4	974	384	1,358	4.0%
Virginia Beach, VA	7	1,196	—	1,196	3.5%
Albuquerque, NM	1	941	—	941	2.8%
San Antonio, TX	4	938	—	938	2.7%
Indianapolis, IN	4	(226)	1,149	923	2.7%
San Diego, CA	3	880	—	880	2.6%
Louisville, KY	1	841	—	841	2.5%
Atlanta, GA	14	743	—	743	2.2%
Boston, MA	1	723	—	723	2.1%
Dallas, TX	3	688	—	688	2.0%
Denver, CO	4	562	112	674	2.0%
Colorado Springs, CO	2	339	305	644	1.9%
Seattle, WA	2	—	635	635	1.9%
Houston, TX	3	593	—	593	1.7%
Lexington, KY	2	581	—	581	1.7%
Remaining	178	10,439	2,648	13,087	38.1%
Total Senior Living	259	$ 28,984	$ 5,233	$ 34,217	100.0%

RETURN TO TABLE OF CONTENTS Q2 2024 22

DIVERSIFIED HEALTHCARE TRUST

Medical Office and Life Science Portfolio and Same Property - Results of Operations

CONSOLIDATED RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended		
	6/30/2024	3/31/2024	6/30/2023
Number of Properties	101	102	105
Square Feet	8,396	8,487	8,797
Occupancy	81.5 %	82.9 %	85.8 %
Rental Income	$ 54,555	$ 54,149	$ 53,368
NOI	$ 30,273	$ 30,252	$ 29,430
Cash Basis NOI	$ 29,862	$ 30,062	$ 31,817
NOI Margin %	55.5 %	55.9 %	55.1 %
Cash Basis NOI Margin %	55.0 %	55.5 %	58.5 %
Sequential NOI % Change	0.1 %		
Sequential Cash Basis NOI % Change	(0.7)%		
Year Over Year NOI % Change	2.9 %		
Year Over Year Cash Basis NOI % Change	(6.1)%		

SAME PROPERTY RESULTS OF OPERATIONS [(1)]

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended		
	6/30/2024	3/31/2024	6/30/2023
Number of Properties	92	92	92
Square Feet	7,590	7,586	7,580
Occupancy	87.4 %	90.1 %	94.0 %
Rental Income	$ 52,971	$ 52,075	$ 53,895
NOI	$ 31,078	$ 30,487	$ 32,895
Cash Basis NOI	$ 30,784	$ 30,544	$ 31,954
NOI Margin %	58.7 %	58.5 %	61.0 %
Cash Basis NOI Margin %	58.3 %	58.4 %	60.1 %
Sequential NOI % Change	1.9 %		
Sequential Cash Basis NOI % Change	0.8 %		
Year Over Year NOI % Change	(5.5)%		
Year Over Year Cash Basis NOI % Change	(3.7)%		


12700 Whitewater Drive
Minnetonka, MN

(1) Same property includes those properties classified as same property for the three months ended June 30, 2024 for all periods presented.

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Q2 2024
23

DIVERSIFIED HEALTHCARE TRUST

Medical Office and Life Science Portfolio and Same Property - Results of Operations (continued)

Three Months Ended June 30, 2024 and 2023

CONSOLIDATED RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended June 30, 2024			As of and For the Three Months Ended June 30, 2023		
	Life Science	Medical Office	Total Medical Office and Life Science Portfolio	Life Science	Medical Office	Total Medical Office and Life Science Portfolio
Number of Properties	23	78	101	24	81	105
Square Feet	2,562	5,834	8,396	2,622	6,175	8,797
Occupancy	77.6 %	83.3 %	81.5 %	85.9 %	85.7 %	85.8 %
Rental Income	$ 16,604	$ 37,951	$ 54,555	$ 15,464	$ 37,904	$ 53,368
NOI	$ 9,831	$ 20,442	$ 30,273	$ 8,442	$ 20,988	$ 29,430
Cash Basis NOI	$ 9,569	$ 20,293	$ 29,862	$ 11,357	$ 20,460	$ 31,817
NOI Margin %	59.2 %	53.9 %	55.5 %	54.6 %	55.4 %	55.1 %
Cash Basis NOI Margin %	58.4 %	53.5 %	55.0 %	65.0 %	55.0 %	58.5 %
NOI % Change	16.5 %	(2.6)%	2.9 %			
Cash Basis NOI % Change	(15.7)%	(0.8)%	(6.1)%			

SAME PROPERTY RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended June 30, 2024			As of and For the Three Months Ended June 30, 2023		
	Life Science	Medical Office	Total Medical Office and Life Science Portfolio	Life Science	Medical Office	Total Medical Office and Life Science Portfolio
Number of Properties	20	72	92	20	72	92
Square Feet	2,261	5,329	7,590	2,261	5,319	7,580
Occupancy	88.0 %	87.1 %	87.4 %	95.4 %	93.3 %	94.0 %
Rental Income	$ 16,603	$ 36,368	$ 52,971	$ 17,969	$ 35,926	$ 53,895
NOI	$ 10,494	$ 20,584	$ 31,078	$ 11,880	$ 21,015	$ 32,895
Cash Basis NOI	$ 10,243	$ 20,541	$ 30,784	$ 11,183	$ 20,771	$ 31,954
NOI Margin %	63.2 %	56.6 %	58.7 %	66.1 %	58.5 %	61.0 %
Cash Basis NOI Margin %	62.5 %	56.3 %	58.3 %	64.6 %	58.0 %	60.1 %
NOI % Change	(11.7)%	(2.1)%	(5.5)%			
Cash Basis NOI % Change	(8.4)%	(1.1)%	(3.7)%			

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Q2 2024 24

SHOP Segment and Same Property - Results of Operations

DIVERSIFIED HEALTHCARE TRUST

CONSOLIDATED RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended		
	6/30/2024	3/31/2024	6/30/2023
Number of Properties	232	232	234
Number of Units	25,230	25,220	25,322
Occupancy	79.0 %	78.9 %	77.8 %
Average Monthly Rate	$ 5,161	$ 5,165	$ 4,862
Year Over Year Average Monthly Rate % Change	6.1 %		
Residents Fees and Services	$ 308,522	$ 308,126	$ 284,846
Property Operating Expenses	(279,538)	(283,416)	(261,959)
NOI	$ 28,984	$ 24,710	$ 22,887
NOI Margin %	9.4 %	8.0 %	8.0 %
Sequential NOI % Change	17.3 %		
Year Over Year NOI % Change	26.6 %		

SAME PROPERTY RESULTS OF OPERATIONS (1)

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended		
	6/30/2024	3/31/2024	6/30/2023
Number of Properties	217	217	217
Number of Units	24,446	24,446	24,446
Occupancy	79.6 %	79.4 %	78.0 %
Average Monthly Rate	$ 5,171	$ 5,175	$ 4,877
Year Over Year Average Monthly Rate % Change	6.0 %		
Residents Fees and Services	$ 301,948	$ 301,317	$ 278,290
Property Operating Expenses	(271,570)	(275,409)	(254,327)
NOI	$ 30,378	$ 25,908	$ 23,963
NOI Margin %	10.1 %	8.6 %	8.6 %
Sequential NOI % Change	17.3 %		
Year Over Year NOI % Change	26.8 %		


The Forum at Brookside
200 Brookside Drive
Louisville, KY

(1) Same property includes those properties classified as same property for the three months ended June 30, 2024 for all periods presented.

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Q2 2024 25

Q2 2024 26RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended June 30, 2024 As of and For the Three Months Ended June 30, 2023 Five Star Managed Communities Other Operator Managed Communities Total SHOP Segment Five Star Managed Communities Other Operator Managed Communities Total SHOP Segment Number of Properties 119 113 232 119 115 234 Number of Units 17,654 7,576 25,230 17,699 7,623 25,322 Occupancy 78.9% 79.2% 79.0% 77.9% 77.5% 77.8 % Average Monthly Rate $ 4,775 $ 6,057 $ 5,161 $ 4,537 $ 5,622 $ 4,862 Average Monthly Rate % Change 5.2% 7.7% 6.1 % Residents Fees and Services $ 199,546 $ 108,976 $ 308,522 $ 186,017 $ 98,829 $ 284,846 Property Operating Expenses (175,887) (103,651) (279,538) (162,868) (99,091) (261,959) NOI $ 23,659 $ 5,325 $ 28,984 $ 23,149 $ (262) $ 22,887 NOI Margin % 11.9% 4.9% 9.4% 12.4% (0.3) % 8.0 % NOI % Change 2.2% 2,132.4% 26.6 % SHOP Segment - Five Star and Other Operator Managed Communities Results of Operations Three Months Ended June 30, 2024 and 2023 CONSOLIDATED RESULTS OF OPERATIONS (dollars in thousands, except average monthly rate)

Portfolio Leasing Summary (1)

DIVERSIFIED HEALTHCARE TRUST

(dollars and sq. ft. in thousands, except per sq. ft. data)

	Medical Office and Life Science Portfolio					Wellness Centers (2)
	As of and For the Three Months Ended					As of and For the Three Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2024
Properties	101	102	102	105	105	10
Total square feet	8,396	8,487	8,610	8,809	8,797	812
Occupancy	81.5 %	82.9 %	86.9 %	85.8 %	85.8 %	100.0 %
Leasing Activity (sq. ft.):						
New leases	37	25	37	45	163	—
Renewals	64	76	163	244	161	130
Total	101	101	200	289	324	130
% Change in GAAP Rent: (3)						
New leases	17.5 %	35.3 %	34.2 %	25.7 %	0.5 %	— %
Renewals	9.2 %	7.0 %	15.2 %	12.1 %	2.1 %	7.5 %
Total	12.1 %	11.5 %	18.1 %	14.8 %	1.3 %	7.5 %
Weighted Average Lease Term (years):						
New leases	7.9	6.3	8.8	14.8	8.2	—
Renewals	4.2	2.9	6.7	6.2	5.7	5.0
Total	5.6	3.6	7.1	8.1	6.9	5.0
Leasing Costs and Concession Commitments:						
New leases	$ 3,302	$ 1,418	$ 3,325	$ 8,054	$ 8,602	$ —
Renewals	822	696	2,634	6,533	2,038	—
Total	$ 4,124	$ 2,114	$ 5,959	$ 14,587	$ 10,640	$ —
Leasing Costs and Concession Commitments per Sq. Ft.:						
New leases	$ 89.48	$ 56.49	$ 88.60	$ 175.80	$ 52.84	$ —
Renewals	$ 12.82	$ 9.18	$ 16.17	$ 26.85	$ 12.66	$ —
Total	$ 40.81	$ 20.95	$ 29.73	$ 50.45	$ 32.86	$ —
Leasing Costs and Concession Commitments per Sq. Ft. per Year:						
New leases	$ 11.30	$ 8.97	$ 10.08	$ 11.87	$ 6.47	$ —
Renewals	$ 3.06	$ 3.16	$ 2.41	$ 4.31	$ 2.23	$ —
Total	$ 7.32	$ 5.88	$ 4.20	$ 6.24	$ 4.78	$ —

(1) The leasing summary on this page is based on leases entered into during the periods indicated.

(2) Leasing data is only presented for periods in which there is leasing activity.

(3) Percent difference in prior rents charged for same space or, in the case of vacant space acquired, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to DHC, exclude lease value amortization and are net of lease concessions.

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Q2 2024 27

Tenants Representing 1% Or More of Total Annualized Rental Income

DIVERSIFIED HEALTHCARE TRUST

As of June 30, 2024

(dollars in thousands)

		Type of Property	Annualized Rental Income	% of Annualized Rental Income	Expiration
1	Advocate Aurora Health	Medical office	$ 16,939	6.6%	2026 - 2031
2	Life Time Athletic (1)	Wellness center	12,284	4.8%	2040 - 2044
3	Brookdale Senior Living, Inc.	Senior living	9,836	3.9%	2032
4	Alamar Biosciences, Inc.	Life science	6,851	2.7%	2034
5	KSQ Therapeutics, Inc.	Life science	5,434	2.1%	2032
6	Medtronic, Inc.	Medical office	5,398	2.1%	2027 - 2028
7	Merck & Co. Inc.	Life science	5,335	2.1%	2033
8	Stratford Retirement, LLC	Senior living	5,143	2.0%	2033
9	Sonova Holding AG	Life science	5,085	2.0%	2033
10	Boston Children's Hospital	Medical office	4,779	1.9%	2028
11	Magellan Health Inc.	Medical office	4,688	1.8%	2025
12	Stellar Senior Living, LLC	Senior living	4,628	1.8%	2027
13	Tokio Marine Holdings Inc.	Medical office	4,335	1.7%	2024 - 2033
14	Abbvie Inc.	Life science	3,965	1.6%	2027
15	United Healthcare Services, Inc.	Medical office	3,926	1.5%	2026
16	Hawaii Pacific Health	Medical office	3,792	1.5%	2024 - 2029
17	HCA Holdings Inc.	Medical office	3,704	1.5%	2024 - 2029
18	Revvity, Inc.	Life science	3,681	1.4%	2028
19	McKesson Corporation	Medical office	3,668	1.4%	2025 - 2029
20	Duke University (2)	Medical office	3,366	1.3%	2024
21	New York University	Medical office	3,245	1.3%	2024 - 2028
22	Ultragenyx Pharmaceutical Inc.	Life science	3,107	1.2%	2026
23	Sentara Health	Medical office	3,015	1.2%	2027 - 2032
24	WRA Management, Inc.	Medical office	2,594	1.0%	2025 - 2045
	All Other Tenants		126,097	49.6%	2024 - 2051
	Total Tenants		$ 254,895	100.0%	

(1) Includes $3,180 of annualized rental income from two additional 20 year leases DHC entered into with Life Time Athletic in March 2023, which are expected to commence in the third and fourth quarters of 2024.

(2) This lease will expire in the third quarter of 2024 and DHC is exploring strategic alternatives for the property.

RETURN TO TABLE OF CONTENTS Q2 2024 28

Q2 2024 29 Medical Office and Life Science Portfolio Lease Expiration Schedule RETURN TO TABLE OF CONTENTS (dollars in thousands) As of June 30, 2024 Annualized Rental Income Expiring (1) Year Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2024 $ 6,950 3.2% 3.2% 2025 17,565 8.1% 11.3% 2026 23,507 10.9% 22.2% 2027 24,293 11.3% 33.5% 2028 35,354 16.4% 49.9% 2029 18,721 8.7% 58.6% 2030 8,435 3.9% 62.5% 2031 25,199 11.7% 74.2% 2032 13,527 6.3% 80.5% 2033 and thereafter 42,077 19.5% 100.0% Total $ 215,628 100.0% Average remaining lease term (weighted by annualized rental income): 5.4 years Square Feet with Leases Expiring (1) Year Leased Square Feet Expiring % of Total Leased Square Feet Expiring Cumulative % of Total Leased Square Feet Expiring 2024 222,370 3.2% 3.2% 2025 621,026 9.1% 12.3% 2026 743,245 10.9% 23.2% 2027 971,503 14.2% 37.4% 2028 1,168,501 17.1% 54.5% 2029 630,072 9.2% 63.7% 2030 318,779 4.7% 68.4% 2031 830,835 12.1% 80.5% 2032 355,648 5.2% 85.7% 2033 and thereafter 984,378 14.3% 100.0% Total 6,846,357 100.0% 101 West Ponce de Leon Ave. Decatur, GA (1) Excludes leases that expired on June 30, 2024.

Q2 2024 30 Annualized Rental Income Expiring Year Number of Properties Number of Units or Square Feet Annualized Rental Income Expiring % of Total Annualized Rental Income Expiring Cumulative % of Total Annualized Rental Income Expiring 2024 — — $ — —% —% 2025 — — — —% —% 2026 — — — —% —% 2027 4 533 units 4,628 11.8% 11.8% 2028 — — — —% 11.8% 2029 1 155 units 547 1.4% 13.2% 2030 5 283 units and 129,500 sq. ft. 5,046 12.9% 26.1% 2031 (1) — — — —% 26.1% 2032 18 876 units 9,836 25.0% 51.1% 2033 and thereafter 9 215 units and 682,500 sq. ft. 19,210 48.9% 100.0% Total 37 $ 39,267 100.0% Average remaining lease term (weighted by annualized rental income): 10.5 years Non-Segment Lease Expiration Schedule As of June 30, 2024 RETURN TO TABLE OF CONTENTS (1) Excludes annualized rental income from DHC's lease with a tenant of one closed senior living community. As of June 30, 2024, the tenant was in default on its obligations to DHC under this lease. (dollars in thousands)

Company Profile and Research Coverage

DIVERSIFIED HEALTHCARE TRUST

The Company:
DHC is a REIT focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of June 30, 2024, DHC's approximately $7.2 billion portfolio included 370 properties in 36 states and Washington, D.C., occupied by approximately 500 tenants, and totaling approximately 8.4 million square feet of life science and medical office properties and more than 27,000 senior living units.

DHC is included in 122 market indices and comprises more than 1% of the following indices as of June 30, 2024: BI North America Healthcare REIT Valuation Peers (BIHLCRNP), Bloomberg Real Estate Investment Trust Mid Cap Index (BBREMIDC), Invesco FTSE RAFI US 1500 Small-Mid ETF INAV Index (PRFZIV), BI NA Healthcare REIT - Competitive (BIHLCRNC) and Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV).

Management:
DHC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. RMR primarily provides management services to publicly traded real estate companies, privately held real estate funds and real estate related operating businesses. As of June 30, 2024, RMR had over $41 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 2,000 properties and over 20,000 employees. DHC believes that being managed by RMR is a competitive advantage for DHC because of RMR's depth of management and experience in the real estate industry. DHC also believes RMR provides management services to it at costs that are lower than DHC would have to pay for similar quality services if DHC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
(646) 885-5423
bmaher@brileyfin.com

JMP Securities
Aaron Hecht
(415) 835-3963
ahecht@jmpsecurities.com

RBC Capital Markets
Michael Carroll
(440) 715-2649
michael.carroll@rbccm.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Christian Azzi
(212) 553-9342
christian.azzi@moodys.com

S & P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com

DHC is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding DHC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of DHC or its management. DHC does not by its reference on this page imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

RETURN TO TABLE OF CONTENTS Q2 2024 31

Q2 2024 32 Board of Trustees Christopher J. Bilotto John L. Harrington Managing Trustee Independent Trustee Lisa Harris Jones Phyllis M. Hollis Lead Independent Trustee Independent Trustee Dawn K. Neher Adam D. Portnoy Independent Trustee Chair of the Board & Managing Trustee Jeffrey P. Somers Independent Trustee Executive Officers Christopher J. Bilotto Matthew C. Brown President and Chief Executive Officer Chief Financial Officer and Treasurer Governance Information RETURN TO TABLE OF CONTENTS Lifetime Fitness 855 North Point Parkway Alpharetta, GA

Calculation and Reconciliation of NOI and Cash Basis NOI

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Calculation of NOI and Cash Basis NOI:							
Revenues:							
Rental income	$ 62,870	$ 62,650	$ 67,199	$ 63,390	$ 61,373	$ 125,520	$ 127,811
Residents fees and services	308,522	308,126	294,336	293,134	284,846	616,648	564,438
Total revenues	371,392	370,776	361,535	356,524	346,219	742,168	692,249
Property operating expenses	(304,065)	(307,604)	(303,411)	(298,432)	(286,228)	(611,669)	(572,308)
NOI	67,327	63,172	58,124	58,092	59,991	130,499	119,941
Non-cash straight line rent adjustments included in rental income	(656)	(291)	(238)	(676)	4,457	(947)	2,009
Lease value amortization included in rental income	29	28	22	22	25	57	(286)
Lease termination fees included in rental income	—	(203)	(419)	(413)	(2,183)	(203)	(2,487)
Non-cash amortization included in property operating expenses	(199)	(199)	(201)	(199)	(199)	(398)	(398)
Cash Basis NOI	$ 66,501	$ 62,507	$ 57,288	$ 56,826	$ 62,091	$ 129,008	$ 118,779
Reconciliation of Net Loss to NOI and Cash Basis NOI:							
Net loss	$ (97,861)	$ (86,259)	$ (102,564)	$ (65,779)	$ (72,571)	$ (184,120)	$ (125,229)
Equity in net losses (earnings) of investees	12,307	(1,898)	22,598	145	(2,929)	10,409	(2,282)
Income tax expense	170	187	66	189	221	357	190
Loss on modification or early extinguishment of debt	209	—	1,393	—	—	209	1,075
Interest expense	58,702	57,576	48,853	47,758	47,384	116,278	95,164
Interest and other income	(2,403)	(2,237)	(2,964)	(3,243)	(5,134)	(4,640)	(9,329)
Gains on equity investments, net	—	—	—	—	—	—	(8,126)
Losses (gains) on sale of properties	13,213	5,874	28	—	—	19,087	(1,233)
Impairment of assets	6,545	12,142	—	1,156	11,299	18,687	17,224
Acquisition and certain other transaction related costs	1,826	86	1,041	3,676	6,043	1,912	6,136
General and administrative	6,262	7,568	6,020	6,954	7,284	13,830	13,157
Depreciation and amortization	68,357	70,133	83,653	67,236	68,394	138,490	133,194
NOI	67,327	63,172	58,124	58,092	59,991	130,499	119,941
Non-cash straight line rent adjustments included in rental income	(656)	(291)	(238)	(676)	4,457	(947)	2,009
Lease value amortization included in rental income	29	28	22	22	25	57	(286)
Lease termination fees included in rental income	—	(203)	(419)	(413)	(2,183)	(203)	(2,487)
Non-cash amortization included in property operating expenses	(199)	(199)	(201)	(199)	(199)	(398)	(398)
Cash Basis NOI	$ 66,501	$ 62,507	$ 57,288	$ 56,826	$ 62,091	$ 129,008	$ 118,779

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Q2 2024 33

Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended June 30, 2024				For the Three Months Ended March 31, 2024				For the Three Months Ended June 30, 2023			
Calculation of NOI and Cash Basis NOI:	Medical Office and Life Science Portfolio	SHOP	Non-Segment	Total	Medical Office and Life Science Portfolio	SHOP	Non-Segment	Total	Medical Office and Life Science Portfolio	SHOP	Non-Segment	Total
Rental income / residents fees and services	$ 54,555	$ 308,522	$ 8,315	$ 371,392	$ 54,149	$ 308,126	$ 8,501	$ 370,776	$ 53,368	$ 284,846	$ 8,005	$ 346,219
Property operating expenses	(24,282)	(279,538)	(245)	(304,065)	(23,897)	(283,416)	(291)	(307,604)	(23,938)	(261,959)	(331)	(286,228)
NOI	$ 30,273	$ 28,984	$ 8,070	$ 67,327	$ 30,252	$ 24,710	$ 8,210	$ 63,172	$ 29,430	$ 22,887	$ 7,674	$ 59,991
NOI	$ 30,273	$ 28,984	$ 8,070	$ 67,327	$ 30,252	$ 24,710	$ 8,210	$ 63,172	$ 29,430	$ 22,887	$ 7,674	$ 59,991
Non-cash straight line rent adjustments included in rental income	(241)	—	(415)	(656)	184	—	(475)	(291)	4,741	—	(284)	4,457
Lease value amortization included in rental income	29	—	—	29	28	—	—	28	28	—	(3)	25
Lease termination fees included in rental income	—	—	—	—	(203)	—	—	(203)	(2,183)	—	—	(2,183)
Non-cash amortization included in property operating expenses	(199)	—	—	(199)	(199)	—	—	(199)	(199)	—	—	(199)
Cash Basis NOI	$ 29,862	$ 28,984	$ 7,655	$ 66,501	$ 30,062	$ 24,710	$ 7,735	$ 62,507	$ 31,817	$ 22,887	$ 7,387	$ 62,091
Reconciliation of NOI to Same Property NOI:												
NOI	$ 30,273	$ 28,984	$ 8,070	$ 67,327	$ 30,252	$ 24,710	$ 8,210	$ 63,172	$ 29,430	$ 22,887	$ 7,674	$ 59,991
NOI of properties not included in same property results	805	1,394	—	2,199	235	1,198	(100)	1,333	3,465	1,076	1	4,542
Same Property NOI	$ 31,078	$ 30,378	$ 8,070	$ 69,526	$ 30,487	$ 25,908	$ 8,110	$ 64,505	$ 32,895	$ 23,963	$ 7,675	$ 64,533
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:												
Same Property NOI	$ 31,078	$ 30,378	$ 8,070	$ 69,526	$ 30,487	$ 25,908	$ 8,110	$ 64,505	$ 32,895	$ 23,963	$ 7,675	$ 64,533
Non-cash straight line rent adjustments included in rental income	(152)	—	(415)	(567)	200	—	(475)	(275)	(706)	—	(284)	(990)
Lease value amortization included in rental income	29	—	—	29	28	—	—	28	28	—	(3)	25
Lease termination fees included in rental income	—	—	—	—	—	—	—	—	(93)	—	—	(93)
Non-cash amortization included in property operating expenses	(171)	—	—	(171)	(171)	—	—	(171)	(170)	—	—	(170)
Same Property Cash Basis NOI	$ 30,784	$ 30,378	$ 7,655	$ 68,817	$ 30,544	$ 25,908	$ 7,635	$ 64,087	$ 31,954	$ 23,963	$ 7,388	$ 63,305

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Q2 2024 34

Calculation and Reconciliation of EBITDA, EBITDA*re* and Adjusted EBITDA*re*

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Net loss	$ (97,861)	$ (86,259)	$ (102,564)	$ (65,779)	$ (72,571)	$ (184,120)	$ (125,229)
Interest expense	58,702	57,576	48,853	47,758	47,384	116,278	95,164
Income tax expense	170	187	66	189	221	357	190
Depreciation and amortization	68,357	70,133	83,653	67,236	68,394	138,490	133,194
EBITDA	29,368	41,637	30,008	49,404	43,428	71,005	103,319
Loss (gain) on sale of properties	13,213	5,874	28	—	—	19,087	(1,233)
Impairment of assets	6,545	12,142	—	1,156	11,299	18,687	17,224
Equity in net losses (earnings) of investees	12,307	(1,898)	22,598	145	(2,929)	10,409	(2,282)
Share of EBITDA*re* from unconsolidated joint ventures	3,872	3,838	3,781	3,762	3,730	7,710	7,543
Adjustments to reflect DHC's share of EBITDA*re* attributable to an equity method investment (1)	13,282	1,047	—	—	—	14,329	(1,117)
EBITDA*re*	78,587	62,640	56,415	54,467	55,528	141,227	123,454
General and administrative expense paid in common shares	940	558	340	666	565	1,498	834
Business management incentive fees	(849)	849	—	—	—	—	—
Acquisition and certain other transaction related costs	1,826	86	1,041	3,676	6,043	1,912	6,136
Loss on modification or early extinguishment of debt	209	—	1,393	—	—	209	1,075
Gains on equity securities, net	—	—	—	—	—	—	(8,126)
Adjustments to reflect DHC's share of Adjusted EBITDA*re* attributable to an equity method investment (1)	(11,818)	(73)	—	—	—	(11,891)	1,455
Adjusted EBITDA*re*	$ 68,895	$ 64,060	$ 59,189	$ 58,809	$ 62,136	$ 132,955	$ 124,828

(1) For the three months ended March 31, 2024, represents DHC's 34% pro rata share of AlerisLife's EBITDA*re* and Adjusted EBITDA*re* for DHC's period of ownership from February 16, 2024 to March 31, 2024.

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Q2 2024 35

Calculation and Reconciliation of FFO, Normalized FFO and CAD

DIVERSIFIED HEALTHCARE TRUST

(dollars in thousands)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Net loss	$ (97,861)	$ (86,259)	$ (102,564)	$ (65,779)	$ (72,571)	$ (184,120)	$ (125,229)
Depreciation and amortization	68,357	70,133	83,653	67,236	68,394	138,490	133,194
Loss (gain) on sale of properties	13,213	5,874	28	—	—	19,087	(1,233)
Impairment of assets	6,545	12,142	—	1,156	11,299	18,687	17,224
Gains on equity securities, net	—	—	—	—	—	—	(8,126)
Equity in net losses (earnings) of investees	12,307	(1,898)	22,598	145	(2,929)	10,409	(2,282)
Share of FFO from unconsolidated joint ventures	2,047	2,014	1,930	1,912	1,897	4,061	3,896
Adjustments to reflect DHC's share of FFO attributable to an equity method investment [1]	9,955	582	—	—	—	10,537	(1,586)
FFO	14,563	2,588	5,645	4,670	6,090	17,151	15,858
Business management incentive fees	(849)	849	—	—	—	—	—
Acquisition and certain other transaction related costs	1,826	86	1,041	3,676	6,043	1,912	6,136
Loss on modification or early extinguishment of debt	209	—	1,393	—	—	209	1,075
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment [1]	(8,919)	—	—	—	—	(8,919)	1,576
Normalized FFO	$ 6,830	$ 3,523	$ 8,079	$ 8,346	$ 12,133	$ 10,353	$ 24,645

(1) For the three months ended March 31, 2024, represents DHC's 34% pro rata share of AlerisLife's FFO and Normalized FFO for DHC's period of ownership from February 16, 2024 to March 31, 2024.

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Q2 2024 36

Calculation and Reconciliation of FFO, Normalized FFO and CAD (continued)

DIVERSIFIED HEALTHCARE TRUST

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Six Months Ended	
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Normalized FFO	$ 6,830	$ 3,523	$ 8,079	$ 8,346	$ 12,133	$ 10,353	$ 24,645
General and administrative expense paid in common shares	940	558	340	666	565	1,498	834
Net amortization of debt discounts, premiums and issuance costs	25,591	24,863	5,195	2,293	2,249	50,454	4,323
Non-cash amortization included in expenses	(942)	(943)	(944)	(943)	(942)	(1,885)	(1,885)
Non-cash straight line rent adjustments included in rental income	(656)	(291)	(238)	(676)	4,457	(947)	2,009
Lease value amortization included in rental income	29	28	22	22	25	57	(286)
Recurring capital expenditures	(34,475)	(23,962)	(56,760)	(42,612)	(31,136)	(58,437)	(62,384)
Share of FFO from unconsolidated joint ventures	(2,047)	(2,014)	(1,930)	(1,912)	(1,897)	(4,061)	(3,896)
Adjustments to reflect DHC's share of FFO and Normalized FFO attributable to an equity method investment [(1)]	(1,036)	(582)	—	—	—	(1,618)	10
Unconsolidated joint venture distributions	—	1,231	1,230	1,230	1,229	1,231	2,640
CAD	$ (5,766)	$ 2,411	$ (45,006)	$ (33,586)	$ (13,317)	$ (3,355)	$ (33,990)
Weighted average common shares outstanding (basic and diluted)	239,326	239,193	239,175	238,892	238,682	239,259	238,636
Per Common Share Data (basic and diluted):							
Net loss	$ (0.41)	$ (0.36)	$ (0.43)	$ (0.28)	$ (0.30)	$ (0.77)	$ (0.52)
FFO	$ 0.06	$ 0.01	$ 0.02	$ 0.02	$ 0.03	$ 0.07	$ 0.07
Normalized FFO	$ 0.03	$ 0.01	$ 0.03	$ 0.03	$ 0.05	$ 0.04	$ 0.10
CAD	$ (0.02)	$ 0.01	$ (0.19)	$ (0.14)	$ (0.06)	$ (0.01)	$ (0.14)

(1) For the three months ended March 31, 2024, represents DHC's 34% pro rata share of AlerisLife's FFO and Normalized FFO for DHC's period of ownership from February 16, 2024 to March 31, 2024.

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Q2 2024 37

Non-GAAP Financial Measures and Certain Definitions

DIVERSIFIED HEALTHCARE TRUST

Non-GAAP Financial Measures

DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the SEC, including net operating income, or NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, Adjusted EBITDA*re*, funds from operations, or FFO, and normalized funds from operations, or Normalized FFO. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.

NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI

The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI as shown on pages 33 and 34. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*

DHC calculates EBITDA, EBITDA*re* and Adjusted EBITDA*re* as shown on page 35. EBITDA*re* is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is EBITDA, excluding gains or losses on the sale of properties, equity in net earnings or losses of investees, impairment of real estate assets, if any, and including adjustments to reflect DHC's proportionate share of EBITDA*re* of DHC's equity method investees, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDA*re*, DHC adjusts for the items shown on page 35 and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of DHC's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than DHC does.

FFO and Normalized FFO

DHC calculates FFO and Normalized FFO as shown on page 36. FFO is calculated on the basis defined by Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in net earnings or losses of investees, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, and including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investees, plus real estate depreciation and amortization of consolidated properties, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO, DHC adjusts for the items shown on page 36, including similar adjustments for DHC's unconsolidated joint ventures, if any, and include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of DHC's core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than DHC does.

Cash Available for Distribution

DHC calculates cash available for distribution, or CAD, as shown on page 37. DHC defines CAD as Normalized FFO minus DHC's proportionate share of Normalized FFO from unconsolidated joint venture properties and its equity method investment, plus operating cash flow distributions received from DHC's unconsolidated joint venture and equity method investment, if any, recurring real estate related capital expenditures, adjustments for other non-cash and nonrecurring items, certain amounts excluded from Normalized FFO but settled in cash, as well as certain other adjustments currently not applicable to DHC. CAD is among the factors considered by DHC's Board of Trustees when determining the amount of distributions to DHC's shareholders. Other real estate companies and REITs may calculate CAD differently than DHC does.

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Q2 2024 38

Q2 2024 39 Adjusted total assets Adjusted total assets is the original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. AlerisLife AlerisLife means AlerisLife Inc. Annualized dividend yield Annualized dividend yield is the annualized dividend declared during the applicable period divided by the closing price of DHC's common shares on The Nasdaq Stock Market LLC, or Nasdaq, at the end of the relevant period. Annualized rental income Annualized rental income is based on rents pursuant to existing leases as of June 30, 2024. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases, and excludes lease value amortization. Amounts of annualized rental income for DHC's medical office and life science properties also exclude 100% of rents pursuant to existing leases as of June 30, 2024 from the medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Average monthly rate Reflects the average monthly residents fees and services per occupied unit for the period presented. The average monthly rate is calculated based on the actual number of days during the period. Building improvements Building improvements generally include expenditures to replace obsolete building components that extend the useful life of existing assets or other improvements to increase the marketability of the property. Business management incentive fees Business management incentive fees are fees under our management agreement with RMR and are payable after the end of each calendar year, are calculated based on common share total return, as defined, compared to returns for the MSCI U.S. REIT/Health Care REIT Index over the applicable measurement period and are included in general and administrative in DHC's consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, DHC recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although DHC recognizes this expense, if any, in the first, second and third quarters for the purpose of calculating net income (loss), DHC does not include these amounts in the calculation of Normalized FFO or Adjusted EBITDAre until the fourth quarter, when the amount of business management incentive fee expense for the calendar year, if any, is determined. Cash basis NOI margin % Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. Consolidated income available for debt service Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment, gains or losses on equity securities, gains or losses on sales of properties and modification or early extinguishment of debt, determined together with debt service for the applicable period. Core-Based Statistical Areas (CBSAs) Core-Based Statistical Areas are geographic regions that identify areas as either metropolitan or micropolitan or neither. The Office of Management and Budget defined CBSAs in 2000. CBSAs are reclassified in every census using a combination of data and census information. Coupon rate Coupon rate is the interest rate stated in, or determined pursuant to, the contract terms. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q2 2024 40 Development, redevelopment and other activities Development, redevelopment and other activities generally include capital expenditures that reposition a property or result in new sources of revenue. From time to time DHC invests in revenue producing capital improvements at certain of its triple net leased senior living communities. As a result, annual rents payable to DHC increase pursuant to the terms of the applicable leases. These capital improvements are not included in DHC's development, redevelopment and other activities. Estimated completion date Estimated completion date can depend on various factors, including when lease agreements are signed with tenants in DHC's Medical Office and Life Science Portfolio. Therefore, the actual completion date may vary. Estimated project costs Estimated project costs include estimated construction costs and leasing capital up to stabilization. Five Star Five Star, or Five Star Senior Living, is an operating division of AlerisLife. Five Star managed communities Five Star managed communities are the senior living communities in DHC's SHOP segment that are managed by Five Star. GAAP GAAP is U.S. generally accepted accounting principles. Gross book value of real estate assets Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Gross sales price Gross sales price excludes closing costs. Incurrence covenants Incurrence covenants are financial covenants which DHC is required to comply with in order to incur debt under its senior secured and unsecured notes indentures and their supplements. Interest rate Interest rate includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and secured and unsecured notes; excludes effects of debt issuance costs. Investment per square foot or unit Investment per square foot or unit represents gross book value of real estate assets divided by number of rentable square feet or living units, as applicable, at June 30, 2024. Lease related costs Lease related costs generally include capital expenditures to improve tenants’ space or amounts paid directly to tenants to improve their space and leasing related costs, such as brokerage commissions and tenant inducements. Leasing costs and concession commitments Leasing costs and concession commitments include commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent. Maintenance covenant DHC's maintenance covenant is a financial covenant which it is required to comply with on a quarterly basis pursuant to the indentures governing DHC's senior secured and unsecured notes. Net debt Net debt is total debt less cash. NOI margin % NOI margin % is defined as NOI as a percentage of rental income or residents fees and services, as appropriate. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q2 2024 41 Non-Segment Non-Segment operations consists of triple net leased senior living communities and wellness centers that are leased to third party operators from which DHC receives rents, and any other income or expenses that are not attributable to a specific reporting segment. Occupancy Occupancy for DHC's Medical Office and Life Science Portfolio is presented as of the end of the period shown; occupancy for DHC's SHOP segment is presented for the duration of the period shown. Life science and medical office occupancy data includes (i) out of service assets undergoing redevelopment, (ii) space which is leased but is not occupied or is being offered for sublease by tenants and (iii) space being fitted out for occupancy. Medical Office and Life Science Portfolio Medical Office and Life Science Portfolio consists of medical office properties leased to medical providers and other medical related businesses, as well as life science properties leased to biotech laboratories and other similar tenants. DHC's medical office and life science property leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where DHC is responsible for the operation and maintenance of the properties and DHC charges tenants for some or all of the property operating costs. A small percentage of DHC's medical office and life science property leases are full-service leases where DHC receives fixed rent from its tenants and no reimbursement for its property operating costs. Other operator managed communities Other operator managed communities are senior living communities in DHC's SHOP segment, which are managed by third party managers other than Five Star. Primary markets Primary markets are made up of 31 of the largest CBSAs in the United States. Data for primary markets is often presented aggregated. Principal balance Principal balances are the amounts stated in the contracts less the principal amount of any repayments made. In accordance with GAAP, DHC's carrying values and recorded interest expense may be different because of market conditions at the time DHC assumed certain of these debts. Rent coverage Rent coverage is calculated using the annualized operating cash flows from DHC's triple net lease tenants' operations of DHC's properties, before subordinated charges, if any, divided by annualized rental income. DHC has not independently verified tenant operating data. Excludes data for historical periods prior to DHC's ownership of certain properties, as well as data for properties sold or classified as held for sale, if any, or for which there was a transfer of operations during the periods presented. Excludes rent coverage for one of DHC's closed senior living communities, the tenant of which was in default under the applicable lease with DHC as of June 30, 2024. Rolling four quarter CAD Represents CAD for the preceding twelve month period as of the respective quarter end date. Same Property As of and for the three months ended June 30, 2024, same property consists of properties owned, in service, reported in the same segment and operated by the same operator continuously since April 1, 2023; excludes properties classified as held for sale, closed or out of service, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. As of and for the six months ended June 30, 2024, same property consists of properties owned, in service, reported in the same segment and operated by the same operator continuously since January 1, 2023; excludes properties classified as held for sale, closed or out of service, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Secondary markets Secondary markets are made up of 68 large CBSAs in the United States that are not included in the primary markets. Data for secondary markets is often presented aggregated. SHOP SHOP, or Senior Housing Operating Portfolio, consists of senior living communities managed by third party senior living managers that provide short term and long term residential living and in some cases care and other services for residents where DHC pays fees to the managers to operate the communities. Properties in this segment include independent living communities, assisted living communities, active adult rental communities and SNFs. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q2 2024 42 SNF SNF is a skilled nursing facility. SOFR SOFR is the one month term secured overnight financing rate. Square feet Square feet measurements are subject to modest changes when space is periodically remeasured or reconfigured for new tenants. Square feet for prior periods exclude space remeasurements made subsequent to those periods. Excludes data from medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest. Total gross assets Total gross assets is total assets plus accumulated depreciation. Total unencumbered assets Total unencumbered assets is the original cost of real estate assets not encumbered by mortgage debt calculated in accordance with GAAP before depreciation and after impairment write downs, if any, and excludes accounts receivable and intangible assets. Triple net leased senior living communities Triple net leased senior living communities include independent and assisted living communities and SNFs. Unit count Unit count is by the type of living units at DHC's senior living communities within its SHOP segment. Weighted average lease term Weighted average lease term is weighted based on annualized rental income pursuant to existing leases as of June 30, 2024. Non-GAAP Financial Measures and Certain Definitions (continued) RETURN TO TABLE OF CONTENTS

Q2 2024 43 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: the performance of DHC's SHOP and Medical Office and Life Science Portfolio segments; SHOP industry trends; DHC’s ability to execute on its business priorities, achieve its SHOP NOI growth target and strengthen its capital and liquidity position; DHC’s potential exercise of its option to extend the maturity date of its zero coupon senior secured notes; DHC's ability to continue to fund capital expenditures in accordance with its business plan; DHC's redevelopment, repositioning and construction activities and plans; and DHC's pending or potential property dispositions. Forward-looking statements reflect DHC's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause DHC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause DHC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the impact of unfavorable market and commercial real estate industry conditions due to possible reduced demand for healthcare related space and senior living communities, high interest rates, wage and commodity price inflation, limited labor availability, increased insurance costs, supply chain disruptions, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization, among other things, on DHC and its managers and other operators and tenants; DHC's senior living operators' abilities to successfully and profitably operate the communities they manage for DHC; the continuing impact of changing market practices, including those that arose or intensified during the COVID-19 pandemic, or delayed returns to prior market practices on DHC and its managers and other operators and tenants, such as reduced demand for leased medical office, life science and other space of DHC and residencies at senior living communities, increased operating costs and labor availability constraints; the financial strength of DHC's managers and other operators and tenants; whether the aging U.S. population and increasing life spans of seniors will increase the demand for senior living communities and other medical and healthcare related properties and healthcare services; whether DHC’s tenants will renew or extend their leases or whether DHC will obtain replacement tenants on terms as favorable to DHC as its prior leases; the likelihood that DHC's tenants and residents will pay rent or be negatively impacted by continuing unfavorable market and commercial real estate industry conditions; DHC’s managers’ abilities to increase or maintain rates charged to residents of DHC’s senior living communities and manage operating costs for those communities; DHC's ability to increase or maintain occupancy at its properties on terms desirable to DHC; DHC's ability to increase rents when its leases expire or renew; costs DHC incurs and concessions it grants to lease its properties; risk and uncertainties regarding the costs and timing of development, redevelopment and repositioning activities, including as a result of prolonged high inflation, cost overruns, supply chain challenges, labor shortages, construction delays or inability to obtain necessary permits or volatility in the commercial real estate markets; DHC's ability to manage its capital expenditures and other operating costs effectively and to maintain and enhance its properties and their appeal to tenants and residents; DHC's ability to effectively raise and balance its use of debt and equity capital; DHC’s ability to comply with the financial covenants under its debt agreements; DHC's ability to make required payments on its debt; DHC's ability to maintain sufficient liquidity and otherwise manage leverage; DHC's credit ratings; DHC’s ability to sell properties at prices or returns it targets; DHC's ability to sell additional equity interests in, or contribute additional properties to, its existing joint ventures, or enter into additional real estate joint ventures or to attract co-venturers and benefit from DHC's existing joint ventures or any real estate joint ventures it may enter into; DHC's ability to acquire, develop, redevelop or reposition properties that realize its targeted returns; DHC’s ability to pay distributions to its shareholders and to maintain or increase the amount of such distributions; the ability of RMR to successfully manage DHC; competition in the real estate industry, particularly in those markets in which DHC’s properties are located; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; exposure to litigation and regulatory and government proceedings due to the nature of the senior living and other health and wellness related service businesses; actual and potential conflicts of interest with DHC's related parties, including DHC’s Managing Trustees, RMR, ABP Trust, AlerisLife and others affiliated with them; limitations imposed by and DHC’s ability to satisfy complex rules to maintain DHC’s qualification for taxation as a REIT for U.S. federal income tax purposes; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond DHC’s control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in DHC's periodic filings. The information contained in DHC's filings with the SEC, including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon DHC's forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements RETURN TO TABLE OF CONTENTS